Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Openwave Systems Inc. on Form 10-Q for the quarterly period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David C. Peterschmidt, as Chief Executive Officer of Openwave Systems Inc., certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Openwave Systems Inc.

By:	/s/ David C. Peterschmidt
David C. Peterschmidt
President and
Chief Executive Officer

February 9, 2007

In connection with the Quarterly Report of Openwave Systems Inc. on Form 10-Q for the quarterly period ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Harold L. Covert, as Chief Financial Officer of Openwave Systems Inc., certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Openwave Systems Inc.

By:	/s/ Harold L. Covert
Harold L. Covert
Executive Vice President and
Chief Financial Officer

February 9, 2007